Exhibit 99.1

Federated Hermes, Inc. reports record assets under management with third quarter 2024 earnings
•Total assets under management reach a record $800.5 billion
•Money market assets at record $593.0 billion; fixed income assets at record $100.2 billion
•Q3 2024 earnings per diluted share of $1.06
•Board declares $0.31 per share dividend; authorizes new share repurchase program
(PITTSBURGH, Pa., Oct. 24, 2024) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $1.06 for Q3 2024, compared to $0.86 for the same quarter last year, on net income of $87.5 million for Q3 2024, compared to $75.0 million for Q3 2023.
Federated Hermes' total managed assets were a record $800.5 billion at Sept. 30, 2024, up $85.3 billion or 12% from $715.2 billion at Sept. 30, 2023 and up $17.8 billion or 2% from $782.7 billion at June 30, 2024. Total average managed assets for Q3 2024 were $793.5 billion, up $82.3 billion or 12% from $711.2 billion reported for Q3 2023 and up $13.9 billion or 2% from $779.6 billion for Q2 2024.
"Federated Hermes reached record assets under management for the eighth consecutive quarter on the strength of flows into money market and fixed-income products, along with market appreciation of equity and fixed-income assets. This continued after the Fed's mid-September rate cut, as money market products historically offer a yield advantage when compared to bank deposit accounts and some securities in the direct market," said J. Christopher Donahue, president and chief executive officer. "We also saw interest in our Total Return Bond Fund and core plus strategies—in mutual fund, ETF and collective investment fund offerings—as those products are well positioned to meet changing market conditions. In equities, we saw positive net flows in nine of our strong-performing Federated Hermes MDT quantitative mutual funds and ETFs."
Federated Hermes' board of directors declared a dividend of $0.31 per share. The dividend is payable on Nov 15, 2024 to shareholders of record as of Nov 8, 2024. During Q3 2024, Federated Hermes purchased 818,164 shares of Federated Hermes class B common stock for $26.9 million. The board of directors also authorized an additional share repurchase program, which is the firm's 17th, allowing the buyback of up to an additional 5 million shares of Federated Hermes class B common stock in the open market with no expiration date. The repurchased stock is to be held in treasury for employee share-based compensation plans, potential acquisitions and other corporate activities. The company's existing 5 million share repurchase program, approved in October 2023, has approximately 1.2 million shares remaining.
Equity assets were $83.6 billion at Sept. 30, 2024, up $6.3 billion or 8% from $77.3 billion at Sept. 30, 2023 and up $5.7 billion or 7% from $77.9 billion at June 30, 2024. Top-selling equity funds during Q3 2024 on a net basis were Federated Hermes MDT Mid Cap Growth Fund, Federated Hermes MDT Large Cap Growth Fund, Federated Hermes MDT All Cap Core Fund, Federated Hermes U.S. SMID Equity Fund and Federated Hermes U.S. Strategic Dividend ETF.
Fixed-income assets were a record $100.2 billion at Sept. 30, 2024, up $10.4 billion or 12% from $89.8 billion at Sept. 30, 2023 and up $4.9 billion or 5% from $95.3 billion at June 30, 2024. Top-selling fixed-income funds during Q3 2024 on a net basis

MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Ray Hanley 412-288-1920

Federated Hermes reports Q3 2024 earnings	Page 2 of 13
were Federated Hermes Total Return Bond Fund, Federated Hermes Government Ultrashort Bond Fund, Federated Hermes Total Return Bond ETF, Federated Hermes Total Return Bond Collective Investment Fund and Federated Hermes Short-Term Income Fund.
Alternative/private markets assets were $20.7 billion at Sept. 30, 2024, up $0.4 billion or 2% from $20.3 billion at Sept. 30, 2023 and up $0.6 billion or 3% from $20.1 billion at June 30, 2024.
Money market assets were a record $593.0 billion at Sept. 30, 2024, up $67.9 billion or 13% from $525.1 billion at Sept. 30, 2023 and up $6.4 billion or 1% from $586.6 billion at June 30, 2024. Money market fund assets were a record $440.4 billion at Sept. 30, 2024, up $55.5 billion or 14% from $384.9 billion at Sept. 30, 2023 and up $14.8 billion or 3% from $425.6 billion at June 30, 2024.
Financial Summary
Q3 2024 vs. Q3 2023
Revenue increased $5.8 million or 1% primarily due to an increase in revenue from higher average money market assets. This increase was partially offset by a decrease in carried interest of $10.7 million, including a decrease of $7.2 million of carried interest from consolidated carried interest vehicles which is offset in compensation expense, and a decrease in revenue due to lower average equity assets.
During Q3 2024, Federated Hermes derived 48% of its revenue from long-term assets (29% from equity, 12% from fixed-income, and 7% from alternative/private markets and multi-asset), 51% from money market assets, and 1% from sources other than managed assets.
Operating expenses decreased $4.5 million or 1% primarily due to a $13.2 million decrease in Other expense resulting primarily from fluctuations in foreign currency exchange rates, partially offset by a $6.0 million increase in distribution expenses resulting primarily from higher average managed money market fund assets.
Nonoperating income (expenses), net increased $11.3 million primarily due to an increase in the market value of investments in Q3 2024 compared to a decrease in the market value of investments in Q3 2023.
Q3 2024 vs. Q2 2024
Revenue increased $5.9 million or 1% primarily due to an increase in revenue from higher average managed assets of all asset classes.
Operating expenses decreased $65.2 million or 18% primarily due to the $66.3 million impairment of an intangible asset associated with the 2018 acquisition of Federated Hermes Limited in Q2 2024.
Nonoperating income (expenses), net increased $8.9 million primarily due to an increase in the market value of investments in Q3 2024 compared to a decrease in the market value of investments in Q2 2024.
YTD 2024 vs. YTD 2023
Revenue decreased $10.7 million or 1% primarily due to a decrease in carried interest of $47.0 million, including a decrease of $30.8 million of carried interest from consolidated carried interest vehicles which is offset in compensation expense, and a decrease in revenue due to lower average equity assets. These decreases were partially offset by an increase in revenue from higher average money market and fixed-income assets.

Federated Hermes reports Q3 2024 earnings	Page 3 of 13
For the first nine months of 2024, Federated Hermes derived 48% of its revenue from long-term assets (29% from equity, 12% from fixed-income and 7% from alternative/private markets and multi-asset), 51% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $23.3 million or 2% primarily due to increased intangible asset expense resulting from the impairment charge offset by a decrease in compensation expense primarily resulting from the lower carried interest from consolidated carried interest vehicles and a decrease in other expense primarily due to fluctuations in foreign currency exchange rates and fund reorganization costs in 2023.
Nonoperating income (expenses), net increased $9.2 million primarily due to a larger increase in the market value of investments in the first nine months of 2024 compared to the increase in the market value of investments for the same period in 2023 and, to a lesser extent, an increase in investment yields resulting primarily from higher average interest rates in 2024.
Earnings call information
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on Friday, Oct. 25, 2024. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedHermes.com/us at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on Oct. 25, 2024. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 51374. The online replay will be available via FederatedHermes.com/us for one year.
About Federated Hermes
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $800.5 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 10,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York, Boston and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers, the top 8% of money market fund managers and the top 10% of fixed-income fund managers2 in the industry. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com/us.
###
1) As of Sept. 30, 2024.
2) Morningstar, Sept. 30, 2024. Based on U.S. fund flows rankings.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.

Cautionary statements
Certain statements in this press release, such as those related to performance, investment strategies and uses, investor preferences and demand, asset flows, asset mix, interest rates and uses of repurchased class B common stock constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are

Federated Hermes reports Q3 2024 earnings	Page 4 of 13
typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement, and Federated Hermes' level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, the ability of the company to sustain product demand, the timing and level of product sales and redemptions, market appreciation or depreciation, revenues, and asset levels, flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q3 2024 earnings	Page 5 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2023 to Q3 2024	Quarter Ended	% Change Q2 2024 to Q3 2024
	Sept. 30, 2024	Sept. 30, 2023		June 30, 2024
Revenue
Investment advisory fees, net	$274,621	$276,771	(1)%	$270,622	1%
Administrative service fees, net—affiliates	97,687	88,023	11	95,346	2
Other service fees, net	36,148	37,862	(5)	36,615	(1)
Total Revenue	408,456	402,656	1	402,583	1

Operating Expenses
Compensation and related	136,027	139,123	(2)	130,748	4
Distribution	95,859	89,838	7	93,503	3
Systems and communications	23,656	21,213	12	23,194	2
Professional service fees	19,849	17,561	13	19,845	—
Office and occupancy	9,884	10,632	(7)	9,765	1
Advertising and promotional	5,378	3,857	39	6,621	(19)
Travel and related	4,221	4,034	5	3,847	10
Intangible asset related	3,504	3,451	2	69,392	(95)
Other	(1,664)	11,523	(114)	4,951	(134)
Total Operating Expenses	296,714	301,232	(1)	361,866	(18)
Operating Income	111,742	101,424	10	40,717	174

Nonoperating Income (Expenses)
Investment income (loss), net	14,015	2,722	415	5,132	173
Debt expense	(3,170)	(3,133)	1	(3,159)	—
Other, net	16	(8)	300	(34)	147
Total Nonoperating Income (Expenses), net	10,861	(419)	NM	1,939	460
Income before income taxes	122,603	101,005	21	42,656	187
Income tax provision	32,262	26,739	21	23,431	38
Net income including the noncontrolling interests in subsidiaries	90,341	74,266	22	19,225	370
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	2,803	(760)	469	(1,802)	256
Net Income	$87,538	$75,026	17%	$21,027	316%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$1.06	$0.86	23%	$0.20	430%
Weighted-Average Shares Outstanding
Basic	78,690	83,710		80,026
Diluted	78,706	83,710		80,026
Dividends Declared Per Share	$0.31	$0.28		$1.31
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $3.7 million, $3.3 million and $4.7 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended Sept. 30, 2024, Sept. 30, 2023 and June 30, 2024, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q3 2024 earnings	Page 6 of 13

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2024	Sept. 30, 2023	% Change
Revenue
Investment advisory fees, net	$809,537	$851,089	(5)%
Administrative service fees, net—affiliates	287,819	252,402	14
Other service fees, net	110,054	114,586	(4)
Total Revenue	1,207,410	1,218,077	(1)

Operating Expenses
Compensation and related	403,321	435,884	(7)
Distribution	284,257	280,258	1
Intangible asset related	76,131	10,194	NM
Systems and communications	68,672	63,259	9
Professional service fees	58,046	52,881	10
Office and occupancy	29,617	34,910	(15)
Advertising and promotional	16,306	13,308	23
Travel and related	11,341	11,101	2
Other	8,679	31,303	(72)
Total Operating Expenses	956,370	933,098	2
Operating Income	251,040	284,979	(12)

Nonoperating Income (Expenses)
Investment income (loss), net	27,630	18,322	51
Debt expense	(9,478)	(9,377)	1
Other, net	85	101	(16)
Total Nonoperating Income (Expenses), net	18,237	9,046	102
Income before income taxes	269,277	294,025	(8)
Income tax provision	84,701	75,291	12
Net income including the noncontrolling interests in subsidiaries	184,576	218,734	(16)
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	978	1,932	(49)
Net Income	$183,598	$216,802	(15)%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$2.20	$2.44	(10)%
Weighted-Average Shares Outstanding
Basic	79,804	84,499
Diluted	79,809	84,502
Dividends Declared Per Share	$1.90	$0.83
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $8.0 million and $10.3 million available to unvested restricted Federated Hermes shareholders for the nine months ended Sept. 30, 2024 and Sept. 30, 2023, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q3 2024 earnings	Page 7 of 13

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2024	Dec. 31, 2023
Assets
Cash and other investments	$565,028	$560,675
Other current assets	158,158	160,054
Intangible assets, net, including goodwill	1,156,135	1,216,605
Other long-term assets	158,230	164,510
Total Assets	$2,037,551	$2,101,844

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$263,138	$287,343
Long-term debt	348,040	347,843
Other long-term liabilities	289,449	312,561
Redeemable noncontrolling interests	53,408	25,845
Equity excluding treasury stock	1,706,212	1,649,655
Treasury stock	(622,696)	(521,403)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$2,037,551	$2,101,844

Federated Hermes reports Q3 2024 earnings	Page 8 of 13

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2024	June 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
Equity
Beginning assets	$77,851	$80,157	$82,992	$79,291	$81,523
Sales[1]	3,607	3,811	3,897	11,333	14,397
Redemptions[1]	(5,046)	(7,071)	(6,304)	(19,468)	(16,737)
Net sales (redemptions)[1]	(1,439)	(3,260)	(2,407)	(8,135)	(2,340)
Net exchanges	(4)	9	18	10	126
Impact of foreign exchange[2]	725	12	(532)	170	(353)
Market gains and (losses)[3]	6,476	933	(2,756)	12,273	(1,641)
Ending assets	$83,609	$77,851	$77,315	$83,609	$77,315

Fixed Income
Beginning assets	$95,294	$96,325	$87,425	$94,920	$86,743
Sales[1]	7,345	5,262	8,277	19,190	19,215
Redemptions[1]	(5,942)	(6,699)	(5,133)	(18,036)	(17,223)
Net sales (redemptions)[1]	1,403	(1,437)	3,144	1,154	1,992
Net exchanges	(12)	(179)	(25)	(198)	(120)
Impact of foreign exchange[2]	98	(8)	(96)	19	(15)
Market gains and (losses)[3]	3,388	593	(683)	4,276	1,165
Ending assets	$100,171	$95,294	$89,765	$100,171	$89,765

Alternative/Private Markets
Beginning assets	$20,061	$20,465	$21,602	$20,551	$20,802
Sales[1]	558	647	660	1,966	2,568
Redemptions[1]	(881)	(1,177)	(866)	(2,798)	(2,403)
Net sales (redemptions)[1]	(323)	(530)	(206)	(832)	165
Net exchanges	12	174	(3)	188	(6)
Impact of foreign exchange[2]	1,017	21	(762)	812	145
Market gains and (losses)[3]	(84)	(69)	(294)	(36)	(769)
Ending assets	$20,683	$20,061	$20,337	$20,683	$20,337

Multi-asset
Beginning assets	$2,876	$2,928	$2,922	$2,867	$2,989
Sales[1]	38	42	30	124	110
Redemptions[1]	(94)	(113)	(119)	(319)	(406)
Net sales (redemptions)[1]	(56)	(71)	(89)	(195)	(296)
Net exchanges	4	1	0	5	3
Market gains and (losses)[3]	134	18	(105)	281	32
Ending assets	$2,958	$2,876	$2,728	$2,958	$2,728

Total Long-term Assets
Beginning assets	$196,082	$199,875	$194,941	$197,629	$192,057
Sales[1]	11,548	9,762	12,864	32,613	36,290
Redemptions[1]	(11,963)	(15,060)	(12,422)	(40,621)	(36,769)
Net sales (redemptions)[1]	(415)	(5,298)	442	(8,008)	(479)
Net exchanges	0	5	(10)	5	3
Impact of foreign exchange[2]	1,840	25	(1,390)	1,001	(223)
Market gains and (losses)[3]	9,914	1,475	(3,838)	16,794	(1,213)
Ending assets	$207,421	$196,082	$190,145	$207,421	$190,145
1)     For certain accounts, including separately managed accounts, institutional accounts, certain sub-advised funds and other managed products, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated assets under management (AUM) into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2024 earnings	Page 9 of 13

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	Sept. 30, 2024
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$42,404	$35,447	$43,842	$51,452	$12,258	$7,803	$2,743	$133	$101,247	$94,835
Sales	2,261	1,346	3,876	3,469	476	82	33	5	6,646	4,902
Redemptions	(2,874)	(2,172)	(3,571)	(2,371)	(699)	(182)	(90)	(4)	(7,234)	(4,729)
Net sales (redemptions)	(613)	(826)	305	1,098	(223)	(100)	(57)	1	(588)	173
Net exchanges	(4)	0	2	(14)	12	0	4	0	14	(14)
Impact of foreign exchange[2]	397	328	75	23	588	429	0	0	1,060	780
Market gains and (losses)[3]	3,207	3,269	1,803	1,585	(77)	(7)	133	1	5,066	4,848
Ending assets	$45,391	$38,218	$46,027	$54,144	$12,558	$8,125	$2,823	$135	$106,799	$100,622

	Nine Months Ended
	Sept. 30, 2024
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]
Beginning assets	$42,513	$36,778	$43,908	$51,012	$12,379	$8,172	$2,730	$137	$101,530	$96,099
Sales	7,093	4,240	11,251	7,939	1,667	299	119	5	20,130	12,483
Redemptions	(10,537)	(8,931)	(11,012)	(7,024)	(2,366)	(432)	(306)	(13)	(24,221)	(16,400)
Net sales (redemptions)	(3,444)	(4,691)	239	915	(699)	(133)	(187)	(8)	(4,091)	(3,917)
Net exchanges	10	0	(181)	(17)	188	0	5	0	22	(17)
Impact of foreign exchange[2]	151	19	28	(9)	456	356	0	0	635	366
Market gains and (losses)[3]	6,161	6,112	2,033	2,243	234	(270)	275	6	8,703	8,091
Ending assets	$45,391	$38,218	$46,027	$54,144	$12,558	$8,125	$2,823	$135	$106,799	$100,622
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2)    Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q3 2024 earnings	Page 10 of 13

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended			Nine Months Ended
	Sept. 30, 2024	June 30, 2024	Sept. 30, 2023	Sept. 30, 2024	Sept. 30, 2023
Total Fund Assets
Beginning assets	$101,247	$103,143	$104,387	$101,530	$102,423
Sales	6,646	6,318	5,413	20,130	20,192
Redemptions	(7,234)	(8,757)	(8,018)	(24,221)	(24,425)
Net sales (redemptions)	(588)	(2,439)	(2,605)	(4,091)	(4,233)
Net exchanges	14	6	0	22	10
Impact of foreign exchange[1]	1,060	(5)	(798)	635	23
Market gains and (losses)[2]	5,066	542	(2,606)	8,703	155
Ending assets	$106,799	$101,247	$98,378	$106,799	$98,378

Total Separate Account Assets[3]
Beginning assets	$94,835	$96,732	$90,554	$96,099	$89,634
Sales[4]	4,902	3,444	7,451	12,483	16,098
Redemptions[4]	(4,729)	(6,303)	(4,404)	(16,400)	(12,344)
Net sales (redemptions)[4]	173	(2,859)	3,047	(3,917)	3,754
Net exchanges	(14)	(1)	(10)	(17)	(7)
Impact of foreign exchange[1]	780	30	(592)	366	(246)
Market gains and (losses)[2]	4,848	933	(1,232)	8,091	(1,368)
Ending assets	$100,622	$94,835	$91,767	$100,622	$91,767

Total Long-term Assets[3]
Beginning assets	$196,082	$199,875	$194,941	$197,629	$192,057
Sales[4]	11,548	9,762	12,864	32,613	36,290
Redemptions[4]	(11,963)	(15,060)	(12,422)	(40,621)	(36,769)
Net sales (redemptions)[4]	(415)	(5,298)	442	(8,008)	(479)
Net exchanges	0	5	(10)	5	3
Impact of foreign exchange[1]	1,840	25	(1,390)	1,001	(223)
Market gains and (losses)[2]	9,914	1,475	(3,838)	16,794	(1,213)
Ending assets	$207,421	$196,082	$190,145	$207,421	$190,145
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q3 2024 earnings	Page 11 of 13

Unaudited Managed Assets
(in millions)	Sept. 30, 2024	June 30, 2024	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023
By Asset Class
Equity	$83,609	$77,851	$80,157	$79,291	$77,315
Fixed-income	100,171	95,294	96,325	94,920	89,765
Alternative / private markets	20,683	20,061	20,465	20,551	20,337
Multi-asset	2,958	2,876	2,928	2,867	2,728
Total long-term assets	207,421	196,082	199,875	197,629	190,145
Money market	593,030	586,647	578,811	559,993	525,085
Total Managed Assets	$800,451	$782,729	$778,686	$757,622	$715,230

By Product Type
Funds:
Equity	$45,391	$42,404	$43,415	$42,513	$40,801
Fixed-income	46,027	43,842	44,481	43,908	42,569
Alternative / private markets	12,558	12,258	12,458	12,379	12,409
Multi-asset	2,823	2,743	2,789	2,730	2,599
Total long-term assets	106,799	101,247	103,143	101,530	98,378
Money market	440,397	425,627	417,102	406,166	384,896
Total Fund Assets	$547,196	$526,874	$520,245	$507,696	$483,274
Separate Accounts:
Equity	$38,218	$35,447	$36,742	$36,778	$36,514
Fixed-income	54,144	51,452	51,844	51,012	47,196
Alternative / private markets	8,125	7,803	8,007	8,172	7,928
Multi-asset	135	133	139	137	129
Total long-term assets	100,622	94,835	96,732	96,099	91,767
Money market	152,633	161,020	161,709	153,827	140,189
Total Separate Account Assets	$253,255	$255,855	$258,441	$249,926	$231,956
Total Managed Assets	$800,451	$782,729	$778,686	$757,622	$715,230

Federated Hermes reports Q3 2024 earnings	Page 12 of 13

Unaudited Average Managed Assets	Quarter Ended
(in millions)	Sept. 30, 2024	June 30, 2024	March 31, 2024	Dec. 31, 2023	Sept. 30, 2023
By Asset Class
Equity	$80,220	$78,137	$78,969	$76,009	$82,203
Fixed-income	97,563	95,484	95,791	91,927	88,677
Alternative / private markets	20,455	20,306	20,485	20,623	21,413
Multi-asset	2,910	2,889	2,874	2,744	2,861
Total long-term assets	201,148	196,816	198,119	191,303	195,154
Money market	592,304	582,758	578,383	536,727	516,046
Total Avg. Managed Assets	$793,452	$779,574	$776,502	$728,030	$711,200

By Product Type
Funds:
Equity	$43,632	$42,274	$42,355	$40,296	$43,687
Fixed-income	44,977	43,910	43,857	42,705	43,437
Alternative / private markets	12,451	12,331	12,377	12,571	13,184
Multi-asset	2,775	2,737	2,739	2,615	2,724
Total long-term assets	103,835	101,252	101,328	98,187	103,032
Money market	436,418	419,999	414,902	392,946	373,088
Total Avg. Fund Assets	$540,253	$521,251	$516,230	$491,133	$476,120
Separate Accounts:
Equity	$36,588	$35,863	$36,614	$35,713	$38,516
Fixed-income	52,586	51,574	51,934	49,222	45,240
Alternative / private markets	8,004	7,975	8,108	8,052	8,229
Multi-asset	135	152	135	129	137
Total long-term assets	97,313	95,564	96,791	93,116	92,122
Money market	155,886	162,759	163,481	143,781	142,958
Total Avg. Separate Account Assets	$253,199	$258,323	$260,272	$236,897	$235,080
Total Avg. Managed Assets	$793,452	$779,574	$776,502	$728,030	$711,200

Federated Hermes reports Q3 2024 earnings	Page 13 of 13

Unaudited Average Managed Assets	Nine Months Ended
(in millions)	Sept. 30, 2024	Sept. 30, 2023
By Asset Class
Equity	$79,108	$83,128
Fixed-income	96,280	88,130
Alternative / private markets	20,415	21,254
Multi-asset	2,891	2,934
Total long-term assets	198,694	195,446
Money market	584,482	503,182
Total Avg. Managed Assets	$783,176	$698,628

By Product Type
Funds:
Equity	$42,754	$44,320
Fixed-income	44,248	43,741
Alternative / private markets	12,386	13,143
Multi-asset	2,751	2,794
Total long-term assets	102,139	103,998
Money market	423,773	356,351
Total Avg. Fund Assets	$525,912	$460,349
Separate Accounts:
Equity	$36,354	$38,808
Fixed-income	52,032	44,389
Alternative / private markets	8,029	8,111
Multi-asset	140	140
Total long-term assets	96,555	91,448
Money market	160,709	146,831
Total Avg. Separate Account Assets	$257,264	$238,279
Total Avg. Managed Assets	$783,176	$698,628